Exhibit 5.1

LATHAM & WATKINS LLP	John Hancock Tower 200 Clarendon Street, 20th Floor Boston, Massachusetts 02116-5021 Tel: +1.617.948.6000 Fax: +1.617.948.6001 www.lw.com FIRM / AFFILIATE OFFICES
April 7, 2011	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Zipcar, Inc.

25 First Street, 4th Floor

Cambridge, MA 02141

Re:	Form S-1 Registration Statement File No. 333-167220;
Initial Public Offering of up to 9,583,333 shares of Common Stock of Zipcar, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Zipcar, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 1, 2010 (File No. 333–167220) (as amended, the “Registration Statement”). The Registration Statement relates to the registration of up to 9,583,333 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), 6,666,667 shares of which are being offered by the Company (the “Company Shares”), 1,666,666 shares of which are being offered by certain stockholders of the Company (the “Selling Stockholder Initial Shares”) and up to 1,250,000 shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares from certain stockholders of the Company (the “Option Shares” and together with the Selling Stockholder Initial Shares, the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Shares.” The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

April 7, 2011

LATHAM & WATKINS LLP

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP